Exhibit 10.1

SIXTH AMENDMENT TO REVOLVING CREDIT AND
LETTER OF CREDIT LOAN AGREEMENT

THIS SIXTH AMENDMENT TO REVOLVING CREDIT AND LETTER OF CREDIT LOAN AGREEMENT (this “Amendment”) is entered into February 13, 2007, by and between, U.S. XPRESS ENTERPRISES, INC., a Nevada corporation (the “Borrower”), and SUNTRUST BANK, BANK OF AMERICA, N.A., LASALLE BANK NATIONAL ASSOCIATION, BRANCH BANKING AND TRUST COMPANY, NATIONAL CITY BANK, REGIONS FINANCIAL CORPORATION (collectively the “Lenders”), and SUNTRUST BANK, in its capacity as Administrative Agent for the Lenders (the “Administrative Agent”).

RECITALS:

A. The Borrower, Administrative Agent and the Lenders previously entered into that certain Revolving Credit and Letter of Credit Loan Agreement dated October 14, 2004 (as previously amended and as it may be amended from time to time, the “Credit Agreement”).

B. The Borrower, Administrative Agent and the Lenders desire to further amend the Credit Agreement to clarify that the calculation of Consolidated Net Worth under Section 6.4 of the Credit Agreement shall be reduced by certain stock redemptions allowable under Section 7.5 of the Credit Agreement.

C. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Borrower, Administrative Agent and the Lenders executing this Amendment agree as follows:

1. Amendment to Section 6.4. Section 6.4 of the Credit Agreement concerning “Consolidated Tangible Net Worth” is amended by adding the following provision at the end thereof:

Notwithstanding any provision of this Section to the contrary, the required Consolidated Tangible Net Worth shall be reduced by the allowable stock redemptions made under Section 7.5 since February 27, 2006.

2. Conditions. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

(a) The Lenders shall have received this Amendment duly executed by the Borrower and the Guarantors;

(b) The representations and warranties in the Loan Documents, as amended hereby, shall be true and correct in all material respects as of the date hereof as if made on the date hereof, except for such representations and warranties limited by their terms to a specific date; and

(c) No Default shall exist.

3. Payment of Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation and execution of this Amendment.

4. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

5. Severability; Headings. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The section and subsection headings used in this Amendment are for convenience of reference only and are not to affect the construction hereof or to be taken into consideration in the interpretation hereof.

6. Continuing Effect Upon Other Documents. This Amendment shall not constitute an amendment or waiver of any other provision of the Credit Agreement not expressly referred to herein and, except to the extent that the Credit Agreement has been amended hereby, shall not be construed as a waiver or consent to any further or future action on the part of the Borrower that would require a waiver or consent of the Lenders or the Administrative Agent. Except as expressly amended, modified or supplemented hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.

7. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

ENTERED INTO as of the date first above written.

BORROWER:

U.S. XPRESS ENTERPRISES, INC.

By:	/s/ Ray M. Harlin

Title:	Assistant Secretary

LENDERS:

SUNTRUST BANK
as Administrative Agent, as an Issuing Bank,
as Swingline Lender and as a Lender

By:	/s/ William H. Crawford

Title:	Director

[additional signature lines continued on following pages]

BANK OF AMERICA, N.A., as Issuing Bank
for Existing Letters of Credit and as a Lender

By:	/s/ Alan R. Buck

Title:	Vice President

LASALLE BANK NATIONAL ASSOCIATION

By:	/s/ Nick T. Weaver

Title:	Senior Vice President

BRANCH BANKING AND TRUST COMPANY

By:	/s/ R. Andrew Beam

Title:	Senior Vice President

NATIONAL CITY BANK

By:	/s/ John H. Ankerman

Title:	Senior Vice President

REGIONS FINANCIAL CORPORATION

By:	/s/ Elaine B. Passman

Title:	Vice President

Guarantor Consent
Each of the undersigned Guarantors: (i) consent and agree to this Amendment and (ii) agree that the Loan Documents to which it is a party shall remain in full force and effect and shall continue to be the legal, valid and binding obligation of such Guarantor enforceable against it in accordance with their respective terms.

GUARANTORS:

U.S. Xpress, Inc.
U.S. Xpress Leasing, Inc.
Xpress Air, Inc.
Xpress Company Store, Inc.
Xpress Global Systems, Inc.
Xpress Colorado, Inc.
Cargo Movement Corp.
Xpress Waiting, Inc.
Colton Xpress, LLC
Associated Developments, LLC
Total Transportation Holdings, Inc.
Total Logistics, Inc.
Transportation Investments, Inc.
Total Transportation of Mississippi LLC,
Transportation Assets Leasing, Inc.
TAL Real Estate, LLC
TAL Power Equipment #1, LLC
TAL Van #1, LLC
TAL Furniture and Equipment, LLC
TAL Marine, Inc.
TAL Aviation, LLC
TAL Power Equipment #2, LLC
ATS Acquisition Holding Co.
Arnold Transportation Services, Inc.

By:	/s/ Ray M. Harlin

Name:	Ray M. Harlin
Authorized Officer of above Guarantors

GUARANTOR:

Xpress Nebraska, Inc.

By:	/s/Al Hingst

Name:	Al Hingst, Secretary

GUARANTOR:

Xpress Holdings, Inc.

By:	/s/Jane Killmeyer

Name:	Jane Killmeyer, Secretary